Exhibit 5.1

February 25, 2011

Lighting Science Group Corporation

1227 South Patrick Drive, Building 2A

Satellite Beach, FL

Re:	Lighting Science Group Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Lighting Science Group Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the registration of up to 2,000,000 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), issuable under the Lighting Science Group Corporation 2011 Employee Stock Purchase Plan (the “Plan”).

In rendering the opinion set forth herein, we have reviewed (i) the Registration Statement; (ii) the Plan; (iii) the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”); (iv) the Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company; (v) the Amended and Restated Bylaws of the Company (the “Bylaws”); (vi) a specimen of the Company’s Common Stock certificate; and (xvii) resolutions of the Board of Directors of the Company. In addition, we have examined originals or photostatic or certified copies of certain of the records and documents of the Company, copies of public documents, certificates of officers of the Company, and such other agreements, instruments and documents as we have deemed necessary in connection with the opinion hereinafter expressed. As to various questions of fact material to the opinion expressed below, we have relied solely upon certificates or comparable documents of officers and representatives of the Company without independent check or verification of their accuracy.

In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

In rendering the opinion set forth below, we have assumed that, at the time of the issuance of the Shares, (i) the resolutions of the Company referred to above will not have been modified or rescinded; (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or fully paid status of the Common Stock; (iii) the Company will receive consideration for the issuance of the Shares that is at least equal to the par value of the Common Stock; (iv) sufficient shares of Common Stock will be authorized for issuance under the Certificate of Incorporation of the Company, as amended to date, that have not otherwise been issued or reserved for issuance; (v) the stock certificates (if any) representing the Shares will comply with the provisions of the Certificate of Incorporation and Bylaws of the Company, each as amended to date, and the General Corporation Law of the State of Delaware (the “DGCL”) when the Shares are issued; and (vi) the individual issuances, grants or awards under the Plan are duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded and exercised in accordance with the requirements of the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith).

Lighting Science Group Corporation

February 25, 2011

Based on our examination described above, subject to the assumptions and limitations stated herein, and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that upon issuance of the Shares in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the DGCL as in effect on the date hereof and applicable provisions of the Delaware Constitution, in each case as currently in effect, and judicial decisions reported as of the date hereof and interpreting the DGCL and such provisions of the Delaware Constitution.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is given as of the effective date of the Registration Statement and we assume no obligation to update or supplement such opinion after the effective date of the Registration Statement to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

Haynes and Boone, LLP